UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006 (May 19, 2006)

GTECH Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11250	05-0450121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Technology Way, West Greenwich, Rhode Island		02817
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (401) 392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 10, 2006, GTECH Holdings Corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Lottomatica S.p.A., an Italian corporation (“Lottomatica”), Gold Holding Co., a Delaware corporation and direct, wholly owned subsidiary of Lottomatica ("Parent"), and Gold Acquisition Corp., a Delaware corporation and direct, wholly owned subsidiary of Parent ("Acquisition Co"), whereby Acquisition Co will merge with and into the Company (the “Merger”), with the Company as the surviving corporation. At the effective time of the Merger, each outstanding share of Company common stock (other than shares held by the Company, Lottomatica or any of their respective subsidiaries that will be canceled and shares held by holders who properly elect to exercise appraisal rights under Delaware law) will be converted into the right to receive U.S. $35.00 in cash, without interest. The Merger Agreement is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 8, 2006 and mailed to shareholders on about May 9, 2006 (the “Proxy Statement”).

As described in the Proxy Statement, the obligations of Parent and Acquisition Co to complete the Merger are subject to the satisfaction or waiver of specified conditions, including that any waiting period (and any extension thereof) applicable to the proposed merger under the European Community Merger Regulation shall have been terminated or expired. On May 19, 2006, the European Commission issued a press release noting that it has approved under the European Community Merger Regulation the Merger.

*  * *

ADDITIONAL INFORMATION

The Company has filed a proxy statement and other relevant materials with the SEC in connection with the proposed acquisition of the Company by Lottomatica. The proxy statement has been mailed to the stockholders of the Company. Stockholders of the Company and investors are urged to read the proxy statement and other relevant materials because they contain important information about the Company and the proposed merger that the stockholders should consider before making a decision about the Merger. The proxy statement and other relevant materials, and any other documents filed with the SEC by the Company, may be obtained free of charge at the SEC’s web site at www.sec.gov.

The Company, and its directors and officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and officers and their ownership of Company common stock is contained in the proxy statement that was filed with the SEC on May 8, 2006 and mailed to stockholders in connection with the proposed acquisition of the Company by Lottomatica. Investors and stockholders may obtain additional information regarding the direct and indirect interests of the Company and its directors and officers in the Merger by reading the proxy statement.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States or in any state thereof or in any other jurisdiction. No offering of securities shall be made except by means of a prospectus  (a “Prospectus”) meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”) or an exemption from registration. The securities of Lottomatica may not be offered or sold in the United States or to or for the account or benefit of U.S. persons (as such term is defined in Regulation S under the Securities Act) except by means of a Prospectus or an exemption from registration. Lottomatica securities have not been, and will not be, registered under the Securities Act or offered to the public in the United States.

FORWARD-LOOKING STATEMENTS

Statements about the expected timing, completion, and effects of the Merger and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company and Lottomatica may not be able to complete the Merger because of a number of factors, including the failure to obtain shareholder approval, the failure of Lottomatica to obtain financing, the failure to receive required assurances from certain significant lottery customers, Lottomatica maintaining a pro forma investment grade credit rating, or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of the Company, are described in the Company’s filings with the SEC, including Items 1 and 7 of the Company’s annual report on Form 10-K for the fiscal year ended February 25, 2006. The Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTECH HOLDINGS CORPORATION,

Date: May 30, 2006	By:	/s/ Walter G. DeSocio
Name: Walter G. DeSocio
Title: Senior Vice President, General Counsel, and Secretary